SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 24, 2005

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

Certain statements contained herein are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-Looking Statements include, among other things, statements regarding management's expectations and projections regarding completion of corporate transactions and other matters. Also, Forward-Looking Statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "may," "objectives," "plans," "possible," "potential," "projects" or similar terms or variations of these terms. Actual results may differ materially from those set forth in Forward-Looking Statements as a result of certain risks and uncertainties, including but not limited to the receipt of required regulatory approvals, as well as other matters described under the headings "Factors Affecting Results, Liquidity and Capital Resources" and "Cautionary Factors" in Management's Discussion and Analysis of Financial Condition and Results of Operations contained in Wisconsin Energy Corporation's most recent Form 10-K filed with the Securities and Exchange Commission.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 24, 2005, CET Two, LLC, a wholly owned subsidiary of Wisvest Corporation ("Wisvest"), which is a wholly owned subsidiary of Wisconsin Energy Corporation ("Wisconsin Energy"), entered into an agreement to sell all of the issued and outstanding membership interests of Calumet Energy Team, LLC ("Calumet") and CET One, LLC, to Tenaska Power Fund, L.P. ("Tenaska") for approximately $38 million in cash. The sole assets of Calumet and CET One are a 308 megawatt natural gas-fired peaking power facility in Chicago, Illinois and related operating contracts. The approval of the Federal Energy Regulatory Commission ("FERC") is required to close the transaction. In addition, the agreement provides for customary closing conditions and representations and warranties by CET Two. CET Two has also agreed to customary indemnification provisions related to environmental conditions and other matters. Except for retention of the full exposure to indemnify Tenaska for environmental claims related to certain property no longer leased or owned by Wisvest or any of its subsidiaries, CET Two's maximum aggregate exposure under the indemnification provisions is $35 million. Pursuant to the terms of the agreement, Wisconsin Energy will be required to guarantee CET Two's post-closing obligations under the agreement, including indemnity obligations.

Subject to obtaining FERC approval as discussed above, we anticipate closing the transaction in June 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: March 24, 2005	Stephen P. Dickson -- Controller and
Principal Accounting Officer